EXHIBIT 3.4

ARTICLES OF MERGER

[SEAL]	ROSS MILLER	Filed in the office of	Document Number
	Secretary of State	/s/ Ross Miller	20090466664-83
	204 North Carson Street, Ste 1	Ross Miller	Filing Date and Time
	Carson City, Nevada 89701-4299	Secretary of State	06/05/2009 2:36 PM
	(776) 884-5708	State of Nevada	Entity Number
	Website: secretaryofstate.biz		C833-1987

ARTICLES OF MERGER

(PURSUANT TO NRS 92A.200)

(Pursuant to Nevada Revised Statutes Chapter 92A) (excluding 92A.200(4b))
1)

Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach 8 ½” x 11” blank sheet containing the required information for each additional entity.

INUVO, INC.
Name of merging entity

	Nevada	For Profit Corporation
	Jurisdiction	Entity type *

Name of merging entity

	Jurisdiction	Entity type *

Name of merging entity

	Jurisdiction	Entity type *

Name of merging entity

	Jurisdiction	Entity type *
and,
KOWABUNGA! INC.
Name of surviving entity

	Nevada	For Profit Corporation
	Jurisdiction	Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust. Filing Fee: $350.00

[SEAL]	ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(776) 884-5708
Website: secretaryofstate.biz

ARTICLES OF MERGER

(PURSUANT TO NRS 92A.200)

2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (If a foreign entity is the survivor of the merger - NRS 92A. 190):
Attn:

c/o:

3)	(Choose one)

☐	The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).
☒	The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4)

Owner’s approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity) (If there are more than four merging entities, check box ☐ and attach an 8 ½” x 11” blank sheet containing the required information for each additional entity):

(a)	Owner’s entity was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or:

Name of surviving entity, if applicable

[SEAL]	ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(776) 884-5708
Website: secretaryofstate.biz

ARTICLES OF MERGER

(PURSUANT TO NRS 92A.200)

(b)	The plan was approved by the required consent of the owners of *:

INUVO, INC.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or:

KOWABUNGA! INC.
Name of surviving entity, if applicable

*

Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

[SEAL]	ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(776) 884-5708
Website: secretaryofstate.biz

ARTICLES OF MERGER

(PURSUANT TO NRS 92A.200)

(c)

(c)

Approval of plan of merger for Nevada non-profit corporation (NRS 92A. 180):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or:

Name of surviving entity, if applicable

[SEAL]	ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(776) 884-5708
Website: secretaryofstate.biz

ARTICLES OF MERGER

(PURSUANT TO NRS 92A.200)

5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide articles numbers, if available (NRS 92A. 200)*:

ARTICLE 1 – NAME THE NAME OF THE CORPORATION IS INUVO, INC.

6)	Location of Plan of Merger (check a or b):
☐ (a) The entire plan of merger is attached.
or,

☒

(b) The entire plan of merger is on file at the registered office of the surviving entity corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A. 200).

7)	Effective date (optional)**: 7/30/09

*

Amended and rested articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them “Restated” or “Amended and Restated,” accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owing 90% or more of the subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles or merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

[SEAL]	ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(776) 884-5708
Website: secretaryofstate.biz

ARTICLES OF MERGER

(PURSUANT TO NRS 92A.200)

8)

Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all of the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*.

(If there are more than four merging entities, check box ☐ and attach an 8 ½” x 11” blank sheet containing the required information for each additional entity):

INUVO, INC.
Name of merging entity

	/s/ Richard K. Howe	President	6/5/09
	Signature	Title	Date

Name of merging entity

	Signature	Title	Date

Name of merging entity

	Signature	Title	Date

Name of merging entity

	Signature	Title	Date

KOWABUNGA! INC.
Name of surviving entity

	/s/ Richard K. Howe	Chief Executive Officer	6/5/09
	Signature	Title	Date

*

The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.